Exhibit 3.2

SECOND AMENDED AND RESTATED BYLAWS

OF

ON DECK CAPITAL, INC.

(Effective as of October 13, 2020)

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TABLE OF CONTENTS

(continued)

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TABLE OF CONTENTS

(continued)

		Page

Section 12.5	Stock in Other Corporations	26
Section 12.6	Inconsistent Provisions; Changes in Delaware Law	27
Section 12.7	Pronouns	27

ARTICLE XIII	AMENDMENT	27

Section 13.1	Procedure	27

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ARTICLE I

OFFICES OF REGISTERED AGENT

Section 1.1    Registered Office and Agent. On Deck Capital, Inc. (the “Corporation”) shall have and maintain a registered office in Delaware and a registered agent having a business office identical with such registered office.

Section 1.2    Other Offices. The Corporation may also have such other office or offices in Delaware or elsewhere as the Board of Directors of the Corporation (the “Board of Directors”) may determine or as the business of the Corporation may require.

ARTICLE II

STOCKHOLDERS

Section 2.1    Annual Meeting. An annual meeting of the stockholders shall be held on the last Thursday in April in each year beginning with the year 2021, at the hour of 10:00 a.m., or in the event the annual meeting is not held on such date and at such time, then on the date and at the time designated by the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day. If the directors shall not be elected at the annual meeting, or at any adjournment thereof, the Board of Directors shall cause the election to be held as soon thereafter as may be convenient.

Section 2.2    Special Meetings. Special meetings of the stockholders may be called at any time by the President, the Vice President, the Secretary or by any other officer thereunto authorized by the Board of Directors, and shall be called at the request in writing of (a) a majority of the Board of Directors, or (b) the holders of not less than one-fifth of all the outstanding shares entitled to vote on the matter for which the meeting is called. Such request shall state the purpose or purposes of the proposed meeting.

Section 2.3    Place of Meeting. Meetings of stockholders, whether annual or special, shall be held at such time and place as may be determined by the Board of Directors and designated in the call and notice or waiver of notice of such meeting; provided, that a waiver of notice signed by all stockholders may designate any time or place as the time and place for the holding of such meeting. If no designation is made, the place of meeting shall be at the Corporation’s principal place of business.

Section 2.4    Notice of Meeting. Written notice stating the place, date and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten (10) days or more than sixty (60) days before the date of the meeting, or, in the case of a merger, consolidation or sale, lease or exchange of all or substantially all of the Corporation’s property and assets, at least twenty (20) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary or the persons calling the meeting to each stockholder of record entitled to vote at such meeting. If mailed, notice shall be considered given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.

Section 2.5    Fixing Record Date for Determination of Stockholders. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date to be not more than sixty (60) days prior to the date of a meeting of stockholders, the date of payment of a dividend or the date on which other action requiring the determination of stockholders is to be taken, as the case may be. In addition, the record date for a meeting of stockholders shall not be less than ten (10) days, or in the case of a merger, consolidation or sale, lease or exchange of all or substantially all of the Corporation’s property and assets, not less than twenty (20) days immediately preceding such meeting. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this Section 2.5, such determination shall apply to any adjournment thereof; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 2.6    List of Stockholders Entitled to Vote. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting, either at a place within the city in which the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place at which the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and it may be inspected by any stockholder who is present. The stock ledger shall be the only evidence identifying the stockholders entitled to examine the stock ledger, the list of the stockholders or the corporate books, or to vote at any meeting of the stockholders.

Section 2.7    Quorum and Manner of Acting. Unless otherwise provided by the Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) or these Second Amended and Restated Bylaws (the “Bylaws”), a majority of the outstanding shares of the Corporation, entitled to vote on a matter present in person or represented by proxy, shall constitute a quorum for consideration of such matter at any meeting of stockholders; provided, that if less than a majority of the outstanding shares entitled to vote on a matter are present in person or represented by proxy at said meeting, a majority of the shares so present in person or represented by proxy may adjourn the meeting from time to time without further notice other than announcement at the meeting at which the adjournment is taken of the time and place of the adjourned meeting. At the adjourned meeting, the Corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If a quorum is present, the affirmative vote of the majority of the shares present in person or represented by proxy at the meeting and entitled to vote shall be the act of the stockholders, unless the vote of a greater number or voting by classes is required by the General Corporation Law of the State of Delaware (the “DGCL”), the Certificate of Incorporation or these Bylaws.

Section 2.8    Voting Shares and Proxies. Each stockholder shall be entitled to one (1) vote for each share of capital stock held by such stockholder, except as otherwise provided in the Certificate of Incorporation. Each stockholder entitled to vote shall be entitled to vote in person, or he may authorize another person or persons to act for him by proxy executed in writing by such stockholder or by his duly authorized attorney-in-fact, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only so long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or any interest in the Corporation generally. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by filing with the Secretary of the Corporation an instrument in writing or as otherwise permitted by law revoking the proxy or another duly executed proxy bearing a later date.

Section 2.9    Inspectors. At any meeting of stockholders, the chairman of the meeting may, or upon the request of any stockholder shall, appoint one or more persons as inspectors for such meeting. Such inspectors shall ascertain and report the number of shares represented at the meeting, based upon the list of stockholders produced at the meeting in accordance with Section 2.6 hereof and upon their determination of the validity and effect of proxies, and they shall count all votes, report the results and do such other acts as are proper to conduct the election and voting with impartiality and fairness to all the stockholders. Each such report shall be in writing and signed by at least a majority of the inspectors, the report of a majority being the report of the inspectors, and such reports shall be prima facie evidence of the number of shares represented at the meeting and the result of a vote of the stockholders. No director or candidate for the office of director shall be appointed as an inspector.

Section 2.10    Voting of Shares by Certain Holders. Shares of its own stock belonging to the Corporation, unless held by it in a fiduciary capacity, shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time. Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine. Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held. Any person whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the Corporation such person expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent such stock and vote thereon.

Section 2.11    Action by Written Consent. Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action that may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less-than-unanimous written consent shall be given to those stockholders who have not consented in writing. The written approvals of the consent may be delivered by facsimile or other means of electronic transmission, including, without limitation, electronic signature, with the intention that delivery by such means shall have the same effect as delivery of an original signature thereof. All such consents shall be filed with the Secretary of the Corporation and shall be maintained in the corporate records.

Section 2.12    Meetings by Remote Communication. If authorized by the Board of Directors, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxy holders not physically present at a meeting of stockholders may, by means of remote communication, participate in the meeting and be deemed present in person and may vote at the meeting, whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (a) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder, (b) the Corporation shall implement reasonable measures to provide such stockholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (c) if any stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

ARTICLE III

DIRECTORS

Section 3.1    General Powers. The business and affairs of the Corporation shall be managed by its Board of Directors, except as may be otherwise provided by statute or the Certificate of Incorporation.

Section 3.2    Number, Tenure and Qualifications. The number of directors shall be at least one (1) and may be increased up to a number determined by the Board of Directors. Within the foregoing limits, the number of directors shall be fixed from time to time by the Board of Directors. The number may be increased or decreased from time to time by amendment of this Section 3.2, except as otherwise provided for in the Certificate of Incorporation. Each director elected shall hold office until his successor is elected and qualified or until his earlier resignation or removal. Directors need not be stockholders or residents of the State of Delaware.

Section 3.3    Regular Meetings. A regular meeting of the Board of Directors shall be held, without other notice than this Section 3.3, immediately after and at the same place as the annual meeting of stockholders. The Board of Directors may provide, by resolution, the time and place, either within or without Delaware, for the holding of additional regular meetings without notice other than such resolution.

Section 3.4    Special Meetings. Special meetings of the Board of Directors may be called at any time by any two (2) directors. The person or persons who call a special meeting of the Board of Directors may designate any place, either within or without Delaware, as the place for holding such special meeting. In the absence of such a designation, the place of meeting shall be the Corporation’s principal place of business.

Section 3.5    Notice of Special Meetings. Notice stating the place, date and hour of a special meeting shall be mailed not less than five (5) days before the date of the meeting, or shall be sent by telegram or be delivered personally or by telephone not less than two (2) days before the date of the meeting, to each director, by or at the direction of the person or persons calling the meeting. Attendance of a director at any meeting shall constitute a waiver of notice of such meeting except where a director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 3.6    Quorum and Manner of Acting. The directors holding a majority of the votes held by all the directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors; provided, that if less than the directors holding a majority of the votes held by all the directors are present at said meeting, a majority of the directors present may adjourn the meeting from time to time without further notice. The act of the directors holding a majority of the votes held by all of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless otherwise provided in the DGCL, the Certificate of Incorporation or these Bylaws.

Section 3.7    Informal Action by Directors. Any action that is required by law or by these Bylaws to be taken at a meeting of the Board of Directors, or any other action that may be taken at a meeting of the Board of Directors or any committee thereof, may be taken without a meeting if a consent in writing, setting forth the action to be taken, shall be signed by all the directors entitled to vote with respect to the subject matter thereof, or by all the members of such committee, as the case may be. Such consent shall have the same force and effect as a unanimous vote of all the directors or all the members of such committee, as the case may be, at a duly called meeting thereof, and shall be filed with the minutes of proceedings of the Board of Directors or such committee. The written approvals of the consent may be delivered by facsimile or other means of electronic transmission, including, without limitation, electronic signature, with the intention that delivery by such means shall have the same effect as delivery of an original signature thereof. All such consents shall be filed with the Secretary of the Corporation and shall be maintained in the corporate records.

Section 3.8    Telephonic Meetings. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or of any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or committee thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 3.8 shall constitute presence at such meeting.

Section 3.9    Resignation. Any director may resign at any time by giving written notice to the Board of Directors, the President, the Vice President or the Secretary. Such resignation shall take effect at the time specified therein and, unless such resignation is tendered to take effect upon acceptance thereof, the acceptance of such resignation shall not be necessary to make it effective.

Section 3.10    Removal. Any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

Section 3.11    Vacancies.

(a)    Vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until their successors are elected and qualified or until their earlier resignation or removal.

(b)    Whenever the holders of any class or classes of stock or series thereof are entitled to elect one (1) or more directors by the provisions of the Certificate of Incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected, and the directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen, and until their successors shall be elected and qualified or until their earlier death, resignation or removal.

Section 3.12    Interested Directors.

(a)    No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

(1)    the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the

Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

(2)    the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

(3)    the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders.

(b)    Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee that authorizes the contract or transaction.

Section 3.13    Compensation of Directors. Directors may be paid such compensation for their services and such reimbursement for expenses of attendance at meetings as the Board of Directors may from time to time determine. No such payment shall preclude any director from serving the Corporation or any of its parent or subsidiary corporations in any other capacity and receiving compensation for such service.

ARTICLE IV

COMMITTEES

Section 4.1    Appointment and Powers. Subject to the Certificate of Incorporation, the Board of Directors may, by resolution passed by a majority of the members of the Board of Directors, designate one (1) or more committees, each committee to consist of one or more of the directors of the Corporation, which committees, to the extent provided in said resolution or in these

Bylaws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it, but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation (except that any such committee may, to the extent authorized in the resolution or resolutions providing for the issuance of such shares of stock adopted by the Board of Directors, fix the designations and any of the preferences or rights of such shares of stock relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes of stock or any other series of the same or any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the number of shares of any series), adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation thereof, or amending these Bylaws and, unless the resolution, these Bylaws or the Certificate of Incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to Section 253 of the Delaware Code.

Section 4.2    Record of Proceedings. The committees shall keep regular minutes of their proceedings and when required by the Board of Directors shall report the same to the Board of Directors.

ARTICLE V

OFFICERS

Section 5.1    Number and Titles. The officers of the Corporation may include a President, one or more Vice Presidents (the number thereof to be determined by the Board of Directors), one or more Secretaries and one or more Assistant Secretaries. There may be such other officers and assistant officers as the Board of Directors may from time to time deem necessary. Any two (2) or more offices may be held by the same person.

Section 5.2    Election, Term of Office and Qualifications. The officers shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after the annual meeting of stockholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as may be convenient. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. Each officer shall be elected to hold office until his successor shall have been elected and qualified, or until his earlier death, resignation or removal. Election of an officer shall not of itself create contract rights.

Section 5.3    Removal. Any officer may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 5.4    Resignation. Any officer may resign at any time by giving written notice to the Board of Directors, the Vice President or the Secretary. A resignation is effective when the notice is delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date and the Corporation accepts the future effective date, the Board of Directors may fill the pending vacancy before the effective date if the Board of Directors provides that the successor does not take office until the effective date.

Section 5.5    Duties. In addition to and to the extent not inconsistent with the provisions in these Bylaws, the officers shall have such authority, be subject to such restrictions and perform such duties in the management of the business, property and affairs of the Corporation as may be determined from time to time by the Board of Directors.

Section 5.6    The President. The President shall be the Chief Executive Officer of the Corporation. Subject to the control of the Board of Directors, the President shall in general supervise the business and affairs of the Corporation and he shall see that resolutions and directions of the Board of Directors are carried into effect, except when that responsibility is specifically assigned to some other person by the Board of Directors. The President may preside at all meetings of the stockholders and, if a director, at all meetings of the Board of Directors. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the Corporation or a different mode of execution is expressly prescribed by the Board of Directors or these Bylaws or where otherwise required by law, the President may execute for the Corporation any contracts, deeds, mortgages, bonds or other instruments which the Board of Directors has authorized to be executed or the execution of which is in the ordinary course of the Corporation’s business, and he may accomplish such execution either under or without the seal of the Corporation and either individually or with the Secretary, any Assistant Secretary or any other officer thereunto authorized by the Board of Directors or these Bylaws. The President shall be the principal financial and accounting officer of the Corporation and, in general, he shall perform all duties incident to the office of President and such other duties as from time to time may be prescribed by the Board of Directors.

Section 5.7    Vice President. In the absence of the President or in the event of his inability or refusal to act, the Vice President (or in the event there is more than one Vice President, the Vice President designated Executive Vice President by the Board of Directors and thereafter, or in the absence of such designation, the Vice Presidents in the order otherwise designated by the Board of Directors, or in the absence of such other designation, in the order of their election) shall perform the duties of the President and, when so acting, shall have all the authority of and be subject to all the restrictions upon the President. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the Corporation or a different mode of execution is expressly prescribed by the Board of Directors or these Bylaws or where otherwise required by law, the Vice President (or each of them if there are more than one) may execute for the Corporation any contracts, deeds, mortgages, bonds or other instruments which the Board of Directors has authorized to be executed, and he may accomplish such execution either under or without the seal of the Corporation and either individually or with the Secretary, any Assistant Secretary or any other officer thereunto authorized by the Board of Directors or these Bylaws. The Vice Presidents shall perform such other duties as from time to time may be prescribed by the President or the Board of Directors.

Section 5.8    Secretary. The Secretary shall (a) keep the minutes of the proceedings of the stockholders and of the Board of Directors in one (1) or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation, and see that the seal of the Corporation is affixed to all stock certificates prior to the issue thereof and to all documents the execution of which on behalf of the Corporation under its seal is necessary or appropriate; (d) keep or cause to be kept a register of the name and address of each stockholder, which shall be furnished to the Corporation by each such stockholder, and the number and class of shares held by each stockholder; (e) have general charge of the stock transfer books; and (f) in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be prescribed by the President, a Vice President or the Board of Directors.

Section 5.9    Treasurer. The Treasurer shall (a) have charge and custody of, and be responsible for, all of the Corporation’s funds and securities; receive and give receipts for monies due and payable to the Corporation from any source whatsoever; deposit all such monies in the Corporation’s name in such banks, financial institutions, trust companies, or other depositories as shall be selected in accordance with the provisions of Section 12.4 of these Bylaws; cause such funds to be disbursed by checks or drafts on the Corporation’s authorized depositories, signed as the Board of Directors may require; and be responsible for the accuracy of the amounts of, and cause to be preserved proper vouchers for, all monies disbursed; (b) have the right to require from time to time reports or statements giving such information as he or she may desire with respect to any and all of the Corporation’s financial transactions from the officers, employees, or agents transacting the same; (c) keep or cause to be kept, at the Corporation’s principal office or such other office or offices as the Board of Directors shall from time to time designate, correct records of the Corporation’s funds, business, and transactions, and exhibit those records to any director of the Corporation upon request at that office; (d) deliver to the Board of Directors or the President whenever requested an account of the Corporation’s financial condition and of all his or her transactions as treasurer, and as soon as possible after the close of each fiscal year, make or cause to be made and submit to the board a like report for that fiscal year; (e) at each annual shareholders’ meeting or the meeting held in lieu thereof, furnish copies of the Corporation’s most current financial statement to the shareholders and answer questions that may be raised regarding the statement; and (f) in general, perform all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the Board of Directors or the President.

If required by the Board of Directors, the Treasurer shall furnish a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the board shall determine.

Section 5.10    Assistant Secretaries. Each Assistant Secretary (if one or more Assistant Secretaries be elected or appointed) shall assist the Secretary in his or her duties and shall perform such other duties as the Board of Directors may, from time to time, prescribe or delegate to him or her. At the request of the Secretary, any Assistant Secretary may, in the case of the absence or inability to act of the Secretary, temporarily act in the Secretary’s place.

Section 5.11    Salaries. The salaries and additional compensation, if any, of the officers shall be determined from time to time by the Board of Directors; provided that, if such officers are also directors, such determination shall be made by a majority of the directors then in office.

ARTICLE VI

CERTIFICATES OF STOCK AND THEIR TRANSFER

Section 6.1    Stock Certificates. The issued shares of the Corporation shall be represented by certificates, and no class or series of shares of the Corporation shall be uncertificated shares. Stock certificates shall be in such form as determined by the Board of Directors and shall be signed by, or in the name of the Corporation by the President or a Vice President, and by the Secretary or by an Assistant Secretary of the Corporation. Any or all of the signatures on the certificates may be facsimiles.

Section 6.2    Transfer of Shares. The shares of the Corporation shall be transferable. The Corporation shall have a duty to register any such transfer (a) provided there is presented to the Corporation or its transfer agents (i) the stock certificate endorsed by the appropriate person or persons and (ii) reasonable assurance that such endorsement is genuine and effective; and (b) provided that (i) the Corporation has no duty to inquire into adverse claims or has discharged any such duty; (ii) any applicable law relating to the collection of taxes has been complied with, and (iii) the transfer is in fact rightful or is to a bona fide purchaser. Upon registration of such transfer upon the stock transfer books of the Corporation, the certificates representing the shares transferred shall be cancelled, and the new record holder, upon request, shall be entitled to a new certificate or certificates. The terms and conditions described in the foregoing provisions of this Section 6.2 shall be construed in accordance with the provisions of the Delaware Uniform Commercial Code, except as otherwise provided by the DGCL. No new certificate shall be issued until the former certificate or certificates for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed, wrongfully taken or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors or a Vice President may prescribe consistent with applicable law.

ARTICLE VII

DIVIDENDS

Section 7.1    Dividends. Subject to the provisions of the DGCL and the Certificate of Incorporation, the Board of Directors may declare and pay dividends upon the shares of the Corporation’s capital stock. Dividends may be paid in cash, in property or in shares of the Corporation’s capital stock.

ARTICLE VIII

FISCAL YEAR

Section 8.1    Fiscal Year. The fiscal year of the Corporation shall be fixed by the Board of Directors.

ARTICLE IX

SEAL

Section 9.1    Seal. If adopted, the corporate seal shall have inscribed thereon the name of the Corporation and the words “Corporate Seal” and “Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

ARTICLE X

WAIVER OF NOTICE

Section 10.1    Waiver of Notice. Whenever any notice is required to be given under these Bylaws, the Certificate of Incorporation or the DGCL, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE XI

INDEMNIFICATION

Section 11.1    Indemnification of Directors and Officers in Third-Party Proceedings. Subject to the other provisions of this Article XI, the Corporation shall indemnify, to the fullest extent permitted by the DGCL, as now or hereinafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

Section 11.2    Indemnification of Directors and Officers in Actions by or in the Right of the Corporation. Subject to the other provisions of this Article XI, the Corporation shall indemnify, to the fullest extent permitted by the DGCL, as now or hereinafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 11.3    Successful Defense. To the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described in Section 11.1 or Section 11.2, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 11.4    Indemnification of Others. Subject to the other provisions of this Article XI, the Corporation shall have power to indemnify its employees and agents to the extent not prohibited by the DGCL or other applicable law. The Board of Directors shall have the power to delegate to such person or persons, as the board shall in its discretion determine, the determination of whether employees or agents shall be indemnified.

Section 11.5    Advance Payment of Expenses. Expenses (including attorneys’ fees) actually and reasonably incurred by an officer or director of the Corporation in defending any Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding upon receipt of a written request therefor (together with documentation reasonably evidencing such expenses) and an undertaking by or on behalf of the person to repay such amounts if it shall ultimately be determined that the person is not entitled to be indemnified under this Article XI or the DGCL. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents of the Corporation or by persons serving at the request of the Corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate. The right to advancement of expenses shall not apply to any claim for which indemnity is excluded pursuant to these Bylaws, but shall apply to any Proceeding referenced in Section 11.6(b) or Section 11.6(c) prior to a determination that the person is not entitled to be indemnified by the Corporation.

Section 11.6    Limitation on Indemnification. Subject to the requirements in Section 11.3 and the DGCL, the Corporation shall not be obligated to indemnify any person pursuant to this Article XI in connection with any Proceeding (or any part of any Proceeding):

(a)    for which payment has actually been made to or on behalf of such person under any statute, insurance policy, indemnity provision, vote or otherwise, except with respect to any excess beyond the amount paid;

(b)    for an accounting or disgorgement of profits pursuant to Section 16(b) of the Securities and Exchange Act of 1934, as amended, or any successor thereto (the “1934 Act”), or similar provisions of federal, state or local statutory law or common law, if such person is held liable therefor (including pursuant to any settlement arrangements);

(c)    for any reimbursement of the Corporation by such person of any bonus or other incentive-based or equity-based compensation or of any profits realized by such person from the sale of securities of the Corporation, as required in each case under the 1934 Act (including any such reimbursements that arise from an accounting restatement of the Corporation pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Corporation of profits arising from the purchase and sale by such person of securities in violation of Section 306 of the Sarbanes-Oxley Act), if such person is held liable therefor (including pursuant to any settlement arrangements);

(d)    initiated by such person, including any Proceeding (or any part of any Proceeding) initiated by such person against the Corporation or its directors, officers, employees, agents or other indemnitees, unless (a) the Board of Directors authorized the Proceeding (or the relevant part of the Proceeding) prior to its initiation, (b) the Corporation provides the indemnification, in its sole discretion, pursuant to the powers vested in the Corporation under applicable law, (c) otherwise required to be made under Section 11.7 or (d) otherwise required by applicable law; or

(e)    if prohibited by applicable law; provided, however, that if any provision or provisions of this Article XI shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (1) the validity, legality and enforceability of the remaining provisions of this Article XI (including, without limitation, each portion of any paragraph or clause containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this Article XI (including, without limitation, each such portion of any paragraph or clause containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

Section 11.7    Determination; Claim. If a claim for indemnification or advancement of expenses under this Article XI is not paid in full within ninety (90) days after receipt by the Corporation of the written request therefor, the claimant shall be entitled to an adjudication by a court of competent jurisdiction of his or her entitlement to such indemnification or advancement of expenses. The Corporation shall indemnify such person against any and all expenses that are incurred by such person in connection with any action for indemnification or advancement of expenses from the Corporation under this Article XI, to the extent such person is successful in such action, and to the extent not prohibited by law. In any such suit, the Corporation shall, to the fullest extent not prohibited by law, have the burden of proving that the claimant is not entitled to the requested indemnification or advancement of expenses.

Section 11.8    Non-Exclusivity of Rights. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article XI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation or any statute, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. The Corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advancement of expenses, to the fullest extent not prohibited by the DGCL or other applicable law.

Section 11.9    Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of the DGCL.

Section 11.10    Survival. The rights to indemnification and advancement of expenses conferred by this Article XI shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 11.11    Effect of Repeal or Modification. A right to indemnification or to advancement of expenses arising under a provision of the Certificate of Incorporation or a bylaw shall not be eliminated or impaired by an amendment to the Certificate of Incorporation or these Bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

Section 11.12    Certain Definitions. For purposes of this Article XI, references to the “Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article XI with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article XI, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article XI.

ARTICLE XII

MISCELLANEOUS PROVISIONS

Section 12.1    Contracts. The Board of Directors may authorize any officer or agent to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation, and the President or a Vice President may so authorize any officer or agent with respect to contracts or instruments in the usual and regular course of its business. Such authority may be general or confined to specific instances.

Section 12.2    Loans. No loan shall be contracted on behalf of the Corporation, and no evidence of indebtedness shall be issued in its name unless authorized by the Board of Directors. Such authority may be general or confined to specific instances.

Section 12.3    Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, or notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or agent as shall from time to time be authorized by the Board of Directors.

Section 12.4    Deposits. The Board of Directors may select banks, trust companies or other depositaries for the funds of the Corporation.

Section 12.5    Stock in Other Corporations. Shares of any other corporation that may from time to time be held by the Corporation may be represented and voted by the President or a Vice President, or by any other person or persons thereunto authorized by the Board of Directors, in a manner and as directed by the Board of Directors, at any meeting of stockholders of such corporation or by executing written consents with respect to such shares in cases in which stockholder action may be taken by written consent. Shares represented by certificates standing in the name of the Corporation may be endorsed for sale or transfer in the name of the Corporation by the President, a Vice President or by any other officer thereunto authorized by the Board of Directors, but only upon the directive of the Board of Directors. Shares belonging to the Corporation need not stand in the name of the Corporation, but they may be held for the benefit of the Corporation in the name of any nominee designated for such purpose by the Board of Directors.

Section 12.6    Inconsistent Provisions; Changes in Delaware Law. If any provision of these Bylaws is or becomes inconsistent with any provision of the Certificate of Incorporation, the DGCL or any other applicable law, the provision of these Bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect. If any of the provisions of the DGCL referred to above are modified or superseded, the references to those provisions are to be interpreted to refer to the provisions as so modified or superseded.

Section 12.7    Pronouns. All pronouns used in these Bylaws shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

ARTICLE XIII

AMENDMENT

Section 13.1    Procedure. Unless otherwise provided in the Certificate of Incorporation or any contractual agreement between the Corporation and the holders of any class of stock, the Board of Directors shall have the power, at any regular meeting of the Board of Directors or at any special meeting called for the purpose, to alter, amend or repeal these Bylaws, and adopt new Bylaws.